                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 _____________

                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             HELLER FINANCIAL, INC.

                                  HFI TRUST I
                                  -----------

             (Exact name of registrant as specified in its charter)

                Delaware                                       36-1208070
                Delaware                                       36-7352032
----------------------------------------                ------------------------
(State of incorporation or organization)                    (I.R.S. Employer
                                                          Identification No.)

500 West Monroe Street, Chicago, Illinois                        60661
-----------------------------------------               ------------------------
(Address of principal executive offices)                       (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

                Title of each class                               Name of each exchange on
                to be so registered                         which each class is to be registered
                -------------------                         ------------------------------------
Mandatory Enhanced Dividend Securities/SM/--                   The New York Stock Exchange
MEDS/SM/Units

If this form relates to the registration of a class   If this form relates to the registration of a
of securities pursuant to Section 12(b) of the        class of securities pursuant to Section 12(g) of
Exchange Act and is effective pursuant to General     the Exchange Act and is effective pursuant to
Instruction A.(c), please check the following box.    General Instruction A.(d), please check the
[X]                                                   following box.[_]

Securities Act registration statement file numbers to which this form relates:
333-58052 and 333-58052-01

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

         The securities to be registered hereby are the Mandatory Enhanced Dividend Securities/SM/ Units -- MEDS/SM/ Units (the "MEDS Units") of Heller Financial, Inc., a Delaware corporation (the "Company"), and HFI Trust I, a Delaware business trust (the "Trust"). A description of the MEDS Units is set forth in the Registration Statement on Form S-3 of the Company and the Trust (Registration Nos. 333-58052 and 333-58052) filed with the Securities and Exchange Commission on March 30, 2001, as amended from time to time (the "S-3 Registration Statement"), which description is incorporated herein by reference. Any form of prospectus or prospectus supplement or any amendment to the S-3 Registration Statement that includes such description and that is subsequently filed by the Company and the Trust is hereby incorporated by reference herein.

Item 2.  Exhibits.
         --------


   Exhibit
    Number      Exhibit
-------------   ---------------------------------------------------------------------------------
         *4.1   Amended and Restated Certificate of Incorporation of Heller Financial, Inc. (the
                "Company")
         *4.2   Amended and Restated By-Laws of the Company
        **4.3   Specimen stock certificate representing Class A Common Stock
       ***4.4   Amended and Restated Keep Well Agreement between The Fuji Bank, Limited and the
                Company as amended
      ****4.5   Indenture dated as of September 1, 1995 between the Company and State Street
                Bank and Trust Company, as successor to Shawmut Bank Connecticut, National
                Association, as indenture trustee, with respect to subordinated debt securities
     *****4.6   First Supplemental Indenture dated as of October 13, 1995 between the Company and State Street Bank and Trust Company
         +4.7   Form of  Second Supplemental Indenture between the Company and State Street Bank and Trust Company relating to the Subordinated Deferrable Notes
         +4.8   Form of Subordinated Deferrable Note (included in the Form of Second Supplemental
                Indenture filed as Exhibit 4.7 hereto)
         +4.9   Form of Remarketing Agreement between the Company and J.P. Morgan Securities
                Inc., as remarketing agent
        +4.10   Form of Purchase Contract Agreement between the Company and BNY Midwest Trust
                Company, as purchase contract agent
        +4.11   Form of Pledge Agreement between the Company and Wells Fargo Bank Minnesota,
                N.A., as collateral agent
        +4.12   Form of MEDS Unit (included in the Form of Purchase Contract Agreement filed as
                Exhibit 4.10 hereto)
        +4.13   Form of Treasury MEDS Unit (included in the Form of Purchase Contract Agreement filed as Exhibit 4.10 hereto)
        +4.14   Declaration of Trust of HFI Trust I
        +4.15   Certificate of Trust of HFI Trust I
        +4.16   Form of Amended and Restated Declaration of Trust of HFI Trust I


   Exhibit
    Number      Exhibit
-------------   ---------------------------------------------------------------------------------
        +4.17   Form of Trust Preferred Security (included in the Form of Amended and Restated
                Declaration of Trust filed as Exhibit 4.16 hereto)
        +4.18   Form of Guarantee Agreement

-------------------------------------------------------
            *   Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the
                period ended March 31, 1998
           **   Incorporated by reference to the Company's Registration Statement on Form S-2,
                File No. 333-46915 (filed February 26, 1998)
          ***   Incorporated by reference to the Company's Registration Statement on Form S-3
                File No. 333-58723 (filed July 8, 1998)
         ****   Incorporated by reference to the Company's Registration Statement on Form S-3,
                File No. 333-38545 (filed October 23, 1997)
        *****   Incorporated by reference to the Company's Current Report on Form 8-K, filed
                October 18, 1995
            +   Incorporated by reference to the corresponding exhibit
                to the S-3 Registration Statement

                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 HELLER FINANCIAL, INC.
                                 ----------------------
                                     (Registrant)


Dated: April 20, 2001            By: /s/ Lauralee E. Martin
                                    ----------------------------
                                    Lauralee E. Martin
                                    Executive Vice President and Chief Financial
                                    Officer

                                   SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 HFI TRUST I
                                 -----------------------
                                    (Registrant)


Dated: April 20, 2001            By:  Heller Financial, Inc., its sponsor

                                      By: /s/ Kurt J. Roemer
                                          ----------------------------
                                           Kurt J. Roemer
                                           Senior Vice President and Assistant
                                           Treasurer